EXHIBIT 7.1

                     JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 5 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit
7.1, is filed on behalf of each of us.

Date:     March 25, 1998

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By:
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.



               Walt Anderson